EXHIBIT 1
WHEREAS, in accordance with Rule 13d-1(k)(1) under the Securities and Exchange Act of 1934 (the "Act"), only one joint Statement and any amendments thereto need to be filed whenever one or more persons  are required to file such a Statement or any amendments thereto pursuant to Section 13(d) of the Act with respect to the same securities, provided that said persons agree in writing that such Statement or amendments thereto is filed on behalf of each of them;
NOW, THEREFORE, the parties hereto agree as follows:
Sun Life Assurance Company of Canada and Sun Life Financial Inc. do hereby agree, in accordance with Rule 13d-1(k)(1) under the Act, to file a Statement on Schedule 13G relating to their ownership of the securities of the Issuer, and do hereby further agree that said Statement on Schedule 13G shall be filed on behalf of each of them.

Sun Life Assurance Company of Canada

Date: August 11, 2025	By:	/s/ Randolph B. Brown
	Name:	Randolph B. Brown
	Title:	Authorized Signatory

	By:	/s/ Brett W. Pacific
Date: August 11, 2025	Name:	Brett W. Pacific
	Title:	Authorized Signatory

Sun Life Financial Inc.

Date: August 11, 2025	By:	/s/ Randolph B. Brown
	Name:	Randolph B. Brown
	Title:	Authorized Signatory

Date: August 11, 2025	By:	/s/ Brett W. Pacific
	Name:	Brett W. Pacific
	Title:	Authorized Signatory